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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to Registration Statement on Form S-3 dated June 9, 1998 of Loral Space & Communications Ltd. of our report on the financial statements of the fixed satellite service business of Telecomunicaciones de Mexico (the "Predecessor Company" of Satelites Mexicanos, S.A. de C.V.) dated December 15, 1997, except for Note 9 which is as of January 5, 1998, and our report on the balance sheet of Satelites Mexicanos, S.A. de C.V. dated December 15, 1997, except for Note 9 which is as of January 5, 1998, which appear in the Current Report on Form 8-K of Loral Space & Communications Ltd. dated January 13, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Price Waterhouse

Mexico City

June 5, 1998